UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 7, 2012

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3000

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 13, 2012, SkyWest, Inc. (“SkyWest”) filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K (the “Initial Report”) for the purpose of announcing its entry into an Aircraft Purchase Agreement (the “Agreement”) with Mitsubishi Aircraft Corporation (“Mitsubishi”), pursuant to which SkyWest agreed to purchase from Mitsubishi up to 100 Mitsubishi Regional Jets (the “Aircraft”) on the terms and subject to the conditions set forth in the Agreement.  The Agreement includes an option pursuant to which SkyWest may elect to purchase up to an additional 100 Aircraft.  A copy of the Agreement was filed as Exhibit 10.1 to the Initial Report, as modified by a related letter agreement, dated December 7, 2012, executed by SkyWest and Mitsubishi, a copy of which was filed as Exhibit 10.2 to the Initial Report.

The purpose of this Amendment No. 1 to the Initial Report (“Amendment No. 1”) is to file revised Exhibits 10.1 and 10.2 that include certain information excluded from Exhibits 10.1 and 10.2 that were filed with the Initial Report on the basis of a confidential treatment request submitted to the SEC by SkyWest.  The only items of the Initial Report that are modified by this Amendment No. 1 are Exhibits 10.1 and 10.2.  In order to preserve the nature and character of the disclosures set forth in the Initial Report, except as expressly noted herein, this Amendment No. 1 continues to speak as of the date of the Initial Report and SkyWest has not updated the disclosures in this Amendment No. 1 to speak as of a later date.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

The following are filed as exhibits to this Amendment No. 1:

Exhibit Number	Title of Document	Location

10.1	Aircraft Purchase Agreement, dated December 7, 2012, between Mitsubishi Aircraft Corporation and SkyWest, Inc.*	Attached

10.2	Letter Agreement, dated December 7, 2012, between Mitsubishi Aircraft Corporation and SkyWest, Inc.*	Attached

*  Certain portions of these exhibits have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: June 25, 2013	By:	/s/ Eric J. Woodward
Eric J. Woodward
Chief Accounting Officer